DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS
          Dreyfus New York AMT-Free Municipal Cash Management
                            Registration No. 811-3954

                                                                    Sub-Item 77I

On February 27, 2008, the Registrant's Board of Trustees authorized the creation of a new series of shares, namely DREYFUS NEW YORK AMT-FREE MUNICIPAL CASH MANAGEMENT, descriptions of which appear in the documents incorporated by reference below:

1. The Prospectuses and Statement of Additional Information, incorporated by reference to the Registrant's Post-Effective Amendment No. 43 the Registrant's Registration Statement on Form N-1A, filed on March 27, 2008, effective as of March 31, 2008.

2. The Registrant's Articles Supplementary, incorporated by reference to Exhibit
(a)(3) of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A, filed on March 27, 2008.

3. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A, filed on March 27, 2008.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A, filed on March 27, 2008.